Exhibit 99.4

FIRSTSUN CAPITAL BANCORP
1400 16TH STREET, SUITE 250
DENVER, COLORADO 80202

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FSUN2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V82877-S28933

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

FIRSTSUN CAPITAL BANCORP

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
1. **FirstSun Merger Proposal.** To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 27, 2025, by and between FirstSun Capital Bancorp ("FirstSun") and First Foundation Inc. ("First Foundation"), as it may be amended from time to time, under which First Foundation will merge with and into FirstSun, and to approve the consummation of the transactions contemplated thereby, including the issuance of shares of FirstSun common stock as merger consideration.	☐	☐	☐
2. **FirstSun Authorized Common Increase Proposal.** To consider and vote on a proposal to approve an amendment to FirstSun's certificate of incorporation to increase the number of authorized shares of FirstSun common stock.	☐	☐	☐
3. **FirstSun Non-Voting Common Stock Proposal.** To consider and vote on a proposal to approve an amendment to FirstSun's certificate of incorporation to create a class of non-voting common stock, to be available, among other things, for issuance to certain former First Foundation stockholders in connection with the merger.	☐	☐	☐
4. **FirstSun Adjournment Proposal.** To consider and vote on a proposal to adjourn the FirstSun special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the FirstSun merger proposal, the FirstSun authorized common increase proposal or the FirstSun non-voting common stock proposal.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. V82878-S28933 FIRSTSUN CAPITAL BANCORP SPECIAL MEETING OF STOCKHOLDERS FEBRUARY 27, 2026 9:30 AM CDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) here by appoint(s) Robert A. Cafera, Jr. and Kelly C. Rackley, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of FirstSun Capital Bancorp that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:30 am CDT, on February 27, 2026, at www.virtualshareholdermeeting.com/FSUN2026SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will vote "FOR" the FirstSun Merger Proposal, "FOR" the FirstSun Authorized Common Increase Proposal, "FOR" the FirstSun Non-Voting Common Stock Proposal, and "FOR" the FirstSun Adjournment Proposal. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion on such matters. Continued, and must be signed and dated on the other side